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                                                                    EXHIBIT 10.6





                                    AGREEMENT

                                     BETWEEN

                             UNITED REFINING COMPANY

                              WARREN, PENNSYLVANIA

                                       and

                             THE INTERNATIONAL UNION

                      UNITED PLANT GUARD WORKERS OF AMERICA

                                     (UPGWA)

                                       and

                               LOCAL UNION NO. 502

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                                TABLE OF CONTENTS

ARTICLE                                                         PAGE
- -------                                                         ----
ARTICLE I         -     PURPOSE                                   3
ARTICLE II        -     SCOPE OF AGREEMENT                        4
ARTICLE III       -     RECOGNITION                               4
ARTICLE IV        -     MANAGEMENT RIGHTS                         4
ARTICLE V         -     UNION MEMBERSHIP                          5
ARTICLE VI        -     CHECK OFF                                 5
ARTICLE VII       -     RESPONSIBILITIES OF THE PARTIES           6
ARTICLE VIII      -     GRIEVANCE COMMITTEE                       7
ARTICLE IX        -     GRIEVANCE PROCEDURE                       8
ARTICLE X         -     SUSPENSION AND DISCHARGE CASES           12
ARTICLE XI        -     HOURS OF WORK                            12
ARTICLE XII       -     SENIORITY                                13
ARTICLE XIII      -     GENERAL PROVISIONS                       16
ARTICLE XIV       -     UNIFORMS AND EQUIPMENT                   18
ARTICLE XV        -     WAGES                                    18
ARTICLE XVI       -     HOLIDAYS                                 18
ARTICLE XVII      -     VACATIONS                                19
ARTICLE XVIII     -     CHRISTMAS BONUS                          21
ARTICLE XIX       -     LONG TERM DISABILITY PLAN                21
ARTICLE XX        -     FUNERAL LEAVE                            21
ARTICLE XXI       -     JURY DUTY                                21
ARTICLE XXII      -     HOSPITALIZATION AND DENTAL INSURANCE     22
ARTICLE XXIII     -     LIFE INSURANCE                           22
ARTICLE XXIV      -     SAVINGS PLAN                             22
ARTICLE XXV       -     PENSION PLAN                             22
ARTICLE XXVI      -     SHIFT BONUS                              23
ARTICLE XXVII     -     TERMINATION                              23
SIGNING AGREEMENT                                                24
APPENDIX A        -     CHECKOFF                                 25
APPENDIX B        -     WAGES                                    28
APPENDIX C        -     STEADY ROTATING SCHEDULE                 29


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                              Board No. 6-RC-10776

                                    AGREEMENT


This Agreement dated as of June 23, 1993 is between UNITED REFINING COMPANY, Warren, Pennsylvania, or its successor, (hereinafter referred to as the "Company") and the INTERNATIONAL UNION, UNITED PLANT GUARD WORKERS OF AMERICA (UPGWA) and its Amalgamated Local No. 502 (herein after referred to as the "Union"). Except as otherwise provided herein the provisions of this Agreement shall be effective at 12:01 a.m., June 25, 1996.


                                    ARTICLE I

                                     PURPOSE

      The purpose of the Company and the Union entering into this Labor Agreement is to set forth their agreement of rates of pay, hours of work and other conditions of employment so as to promote orderly relations with the employees, to achieve uninterrupted operations in the Company and to achieve the highest level of employee performance consistent with safety, good health and sustained effort.


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                                   ARTICLE II
                               SCOPE OF AGREEMENT

      The term "employee" as used in this Agreement means all full-time and part-time Security Officers employed by the Company at the UNITED REFINING COMPANY Plant, Warren, Pennsylvania as defined in NLRB Case No. 6-RC-10776.

      Supervision is allowed to do bargaining unit work for training purposes, in case of emergencies and relief periods.


                                   ARTICLE III
                                   RECOGNITION

      The Company recognizes the Union as the exclusive collective bargaining representative for employees as defined in Article II and for the purpose as defined in Article I.


                                   ARTICLE IV
                                MANAGEMENT RIGHTS

      The exclusive right to manage the business of the Company and to direct the working forces, including the right to determine the size thereof, allocate and assign the work, hire, suspend or discharge for just cause, transfer, the right to relieve employees from duty because of lack of work or for other reasons, is vested exclusively in the Company, subject only to the restrictions governing the exercise of these rights as are expressly provided in this Agreement, provided that nothing in this provision will be used for purposes of discrimination against any employee because of membership in the Union.


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                                    ARTICLE V
                                UNION MEMBERSHIP

      Employees occupying positions within the bargaining unit shall be free either to become and remain members of the union, or to refrain from becoming members, provided that once an employee voluntarily becomes a member, he must remain a member for the balance of the current collective bargaining agreement, employees shall be free to resign from membership during the 30 calendar days prior to the expiration of any collective bargaining agreement by sending a statement to that effect to the union by regular US mail. Premature or "early" settlements extending a contract shall not have the effect or preventing resignation, which may occur according to the originally scheduled expiration date.

                                   ARTICLE VI
                                    CHECK OFF

      Section 1. During the term of this agreement, the employer agrees to deduct regular union dues from the wages of each employee who authorizes such deduction and in writing and who receives pay for at least eight hours in the week. The employer shall remit the amounts that are deducted to an address designated by the union.

      Section 2. The union agrees to indemnify and hold harmless the Company against any form of liability arising in any way out of the Company's actions pursuant to this section or pursuant to any individual check off authorization,

      Section 3. Check off authorizations under this Section shall be revocable by the employee so as to result in no check-off authorization for any period of time during which the employee is not a member, and any authorization not so revocable need not be honored by the Company.


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                                   ARTICLE VII
                         RESPONSIBILITIES OF THE PARTIES

      In addition to the responsibilities that are provided elsewhere in this Agreement, the following shall be observed:

      1. There shall be no intimidation or coercion of employees into joining the Union or continuing their membership therein.

      2. There shall be no solicitation of membership on Company time.

      3. There shall be no strikes, work stoppages, sympathy strikes of any kind, or interruption or impeding of work. No officer or representative of the Union shall authorize, instigate, aid or condone any such activities. No employee shall participate in any such activities.

      4. There shall be no lockouts.

      The Union recognizes, that it is the responsibility of the employees to familiarize themselves with the Company rules, including safety regulations established by the Company, and other regulations established by government agencies, and to report faithfully all violations thereof. The Union agrees that the employees shall discharge their duties as assigned to them, impartially as between all employees of the Company, and that failure to do so constitutes sufficient cause for discipline.

      The Union recognizes that it is the responsibility of the employees, to the best of their ability, to guard and protect Company premises, material, facilities, and the property of the Company at all times and under all circumstances to the best of their ability. The Union further agrees that, in the event of any controversy between the Company and any other group or organization of its employees, resulting or threatening to result in any strike or stoppage or work the employees will continue to report for duty, remain at their posts, and discharge their duties in the regular manner and discharge such security protection duties as their supervisors may deem necessary and proper under such circumstances.


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                                  ARTICLE VIII
                               GRIEVANCE COMMITTEE

      Section 1. A Grievance Committee, consisting of three members who shall be employees actively at work, may be designated by the Union. One member of this Committee shall be designated as Chairman. The Union shall furnish the Company with a written list of the three designated members of the Grievance Committee and the member designated as Chairman. Any change in such designated representatives will be recognized by the Company only upon proper written notification by the Union.

      Section 2. The members of the Grievance Committee and the Local President (if employed in the Unit) in appropriate steps of the grievance procedure will be afforded such reasonable time off without pay as may be required: a) for the purpose of investigating facts essential to the settlement of any grievance; or
b) for the purpose of attending scheduled grievance meetings in any step of the grievance procedure. The Grievance Committee and the Local President shall not leave their work for these purposes without first receiving permission from their supervision. Permission shall be granted unless the efficient operation of the Department would be affected.

      Section 3. Duties of the Grievance Committee and the Local President shall be confined to the adjustment of disputes within the limitation of this Agreement which the Company and employee or employees have failed to adjust.

      Section 4. When the Company decides that the work force in the Unit is to be reduced, the Chairman of the Grievance Committee and the President of the Local Union (if employed in the Unit), shall, if the reduction in force continues to the point at which they would otherwise be laid off, be retained at work, and for such hours per week as may be scheduled in the Unit in which they are employed, provided they can perform the work on the job to which they are assigned. The intent of this provision is to retain in active employment the aforementioned Union officials for the purpose of


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continuity of the administration of the labor contract in the interest of employees, so long as a work force is at work.

      Section 5. Meetings may be called (or requested) by either party by mutual agreement between the Company and the Union Grievance Committee. If there are issues and/or grievances to discuss a proper agenda will be submitted by either party within three days of the scheduled meeting.

      Section 6. Members of the Union Grievance Committee attending necessary and duly called meetings with Company representatives during their regular hours of work will be afforded such time off without pay as may be reasonably required for such purposes without prejudice provided advance notice is given to their department supervisor.


                                   ARTICLE IX

                               GRIEVANCE PROCEDURE

      Section 1. Differences or disputes as to the interpretation or application of, or compliance with the provisions of this Agreement are defined as "grievances" and shall be dealt with in accordance with the following grievance procedure.

Step 1. An employee shall first discuss his grievance with his immediate Supervisor, or at the employee's option, the grievance may be discussed with the immediate Supervisor by the employee's Grievance Committeeman. The immediate Supervisor shall answer such grievance within the next two (2) working days, excluding Saturday, Sunday and holidays.

Step 2. If the grievance is not adjusted in Step 1 to the satisfaction of the employee, the grievance, in order to be considered further, must be set forth in writing, signed by the affected employee(s) and the Grievance Committeeman referred to in Step 1 above in quadruplicate and filed with the Director of


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Security within seven (7) working days of the incident of the grievance.
Grievances will set forth the following minimum information:

      1.    Local Union Number.

      2.    Name and clock number of employee(s) involved.

      3.    Approximate date of alleged violation.

      4.    Date on which grievance was discussed with the immediate supervisor.

      5.    Name of the immediate Supervisor with whom grievance was discussed.

      6.    Decision of the immediate Supervisor.

      7.    Facts of the case.

      8.    Remedy sought.

      9. Article and/or Section of Agreement under which grievance is entered.

      10.   Date of presentation of written grievance.

      Grievances properly presented in this step of the grievance procedure may, at the request of either party, be discussed between a member of the Grievance Committee and the Director of security. The Director will consider the matter and notify the Union of his decision in writing within five (5) working days after the grievance is presented in this step. Unless waived by the Union, failure of the Company to answer within the prescribed five (5) working day limit shall be construed as approval of the grievance. In case of emergency situations such as fires, spills, ruptures or anything beyond Company control, the five (5) day waiver shall not prevail.

Step 3. If the decision of the Director of Security in Step 2 is not satisfactory, the grievance, in order to be considered further, must be appealed in writing by the Chairman of the Grievance Committee of the Local Union to the Vice President of Human Resources within seven (7) working days after receipt of the written decision in Step 2. The Vice President of Human Resources shall hold a hearing with the


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President of the Local Union and/or Chairman of the Grievance Committee along with the Committeeman, within ten (10) working days after receipt of the appeal or at such other time as is mutually agreeable. The Vice President of Human Resources shall notify the Chairman of the Grievance Committee of the Local Union of his decision in writing within ten (10) working days after the hearing. Step 4. If the decision of the Company representative in Step 3 is not satisfactory, the International Union may file a written notice of appeal to have the grievance discussed further. Such appeal shall be in writing and shall be filed with the representatives of the executives of the Company within fifteen (15) working days after the third step written decision. If such notice is filed, the grievance shall be discussed in an attempt to reach a mutually satisfactory settlement. This discussion shall take place at the earliest date of mutual convenience following receipt of the notice of appeal, and within ten
(10) working days after such discussion, the Vice President of Human Resources shall notify the International Union representative of the Company's decision in writing.

      It shall be the purpose of the fourth step to review cases for application of this Agreement.

Arbitration

      Grievances which have not been satisfactorily adjusted in Step 4 of the grievance procedure, may be submitted by the International Union representative to arbitration provided written notice thereof is given by the International Union representative to the Company within thirty (30) calendar days after the written decision of tile Company representative in the Fourth step.

      The parties shall attempt to agree on an impartial arbitrator and in the event no agreement is reached within five (5) working days after request has been made for arbitration, the Federal Mediation and Conciliation Service shall be requested to submit a list of five (5) names of recognized and qualified arbitrators from which the Union shall strike one name, and the Company shall then strike one name, the


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Union shall strike another name and the Company shall strike the fourth name.
The person remaining shall be the arbitrator.

      The arbitrator shall have no power to add to or detract from or modify any of the terms of this Agreement or any agreements made supplemental thereto.

      The decision of the arbitrator shall be final and binding upon the Company, the Union and the employees. The fees and expenses of the arbitrator shall be borne equally by the Company and the Union. All other expenses or costs shall be borne by the party incurring them.

      Awards or settlements of the grievances may or may not be retroactive as the equities of each case may demand, but in no event shall any award be retroactive prior to the date of presentation of the grievance in writing as required by the Article.

      Section 1. Whenever in this Article IX the Union or Company is to confer or act, they may do so by a designated agent or agents.

      Section 2. Throughout the grievance procedure and in every case, notice to the Union shall be deemed notice to the employee alleging a grievance.

      Section 3. The provisions of this Article constitute the sole procedure for the processing and settlement of any claim by an employee or the Union of a violation by the Company of this Agreement.

      Section 4. Either the Union or the Company may have witnesses, whose testimony is relevant, in attendance at a grievance meeting in any step. Any witness' attendance at a grievance meeting will be limited, however, to the time required to present his testimony.

      Section 5. All grievances must be initiated in the first step of the grievance procedure except for grievances protesting a suspension or discharge which may be filed in the Third Step in accordance with Article X.


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      Section 6. The grievance procedure may be utilized by the Union in processing grievances which allege a violation of the obligations of the Company to the Union as such.

      Section 7. Except as otherwise specified, the time limits referred to in this Article shall be exclusive of Saturdays, Sundays and holidays. These may be extended by mutual agreement.

      Section 8. Arbitration in termination grievances; the Arbitrator must make an immediate bench decision at the conclusion of any termination grievance hearing.


                                    ARTICLE X
                         SUSPENSION AND DISCHARGE CASES

      When an employee is reprimanded, suspended and/or discharged, he shall be given a copy of the Suspension/Reprimand Notice and another copy will be placed in his permanent employment record. A third copy shall be mailed promptly to the President of the Local Union.


                                   ARTICLE XI
                                  HOURS OF WORK

      Section 1. This article is intended to define the normal hours of work and shall not be construed as a limitation or guarantee of hours of work per day or per week.

      Section 2. The normal workday of all employees covered by this Agreement shall be eight and one quarter (8 1/4) hours per day. The workweek shall run from 0:01 Sunday to 2400 hours Saturday.

      Section 3. It is the expressed intent and aim of the Company to establish the hours of employment being worked as of the date of this Agreement to 41 1/4 hours per week for full-time


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security personnel. However, the Company hereby expressly reserves the right to increase or decrease the number of hours of employment per work week.

      Section 4. All hours worked by an employee in excess of eight (8) hours in any one (1) day or all hours worked in excess of forty (40) in any one (1) week, shall be paid for at the rate of time-and-one-half the employee's regular straight-time hourly rate. The Company reserves the right to schedule security personnel as required for the work to be done.

      Section 5. When employees are required to work daily overtime as scheduled for four (4) or more hours per day, a twenty (20) minute Relief Period will be provided. The Company will provide a meal after four (4) hours of overtime.

      Section 6. The Company may assign employees to perform overtime work at any time.

      Section 7. Employees called out specifically, to report to work shall be entitled to at least two (2) hours work or equivalent pay at the rate of one-and-one-half (1 1/2) times their straight-time hourly rate. The Company may require the employee to work the two hours unless the employee elects to voluntarily leave work, therefore only receiving pay for those hours actually worked. Employees must work unless release by a supervisor.

      Section 8. During an eight (8) hour scheduled shift, a twenty (20) minute relief time will be given to each employee on each post.


                                   ARTICLE XII

                                    SENIORITY

      Section 1. COMPANY SENIORITY

      Company Seniority is defined as the length of time a full-time employee has been continuously employed in the Company.


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      Section 2. DEPARTMENT SENIORITY

      Department Seniority is defined as the length of time a full-time employee has been continuously employed in the security department.

      Section 3. New employees (including former employees) shall be on probation for a period of six (6) months. The Company shall have the right to terminate their employment for any reason whatsoever. Upon the successful completion of his probationary period, the new employee's seniority shall date from the date of entry into the Company Security Department.

      Where a probationary employee is relieved from work because of lack of work and employment status terminated in connection therewith, and the employees subsequently rehired by the Company Security Department within sixty (60) days from the date of such termination, the days of actual work accumulated by such probationary employee during the first employment shall be added to the hours of actual work accumulated during the second employment in determining when the employee has completed 120 days of actual work; provided, however, that should such an employee complete 120 days of actual work in accordance with this sentence, his continuous service date will be the date of hire of his second hiring. If, however, such an employee is rehired within two weeks of his last termination from employment at the Company Security Department his continuous service date will be the date of hire of the prior employment.

      Section 4. Employees hereafter entering the bargaining unit from other departments in the Company shall be considered as new employees in the Security Department unit for the purpose of Department seniority.

      Section 5. When reducing or increasing the Security Department work force, employees will be laid off or rehired in accordance with their security department seniority rights.


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      Section 6. At the discretion of the Company, full-time employees may be granted unpaid Personal Leave of Absence not to exceed six (6) months.

      Section 7. Employees who are promoted in rank will retain their seniority in the Security Department for up to six (6) months. During this time, that employee will be afforded the right to go back into the Security unit with all seniority rights. After the six (6) month period, he cannot hold any seniority or go back into the Security Department.

      Section 8. (A) Continuous service shall be determined by the employee's first employment, or re-employment following a break in continuous service in the Company Security Department, provided, however, that the effective date of employment prior to the date of this agreement shall be the date of first employment or re-employment after any event which constituted a break in service under the practices in effect at the time the break occurred.

      Continuous service is considered broken if an employee:

      1. Voluntarily terminates employment.

      2. Is discharged for proper cause.

      3. At the expiration of a period of twenty-four (24) months absence from work on account of sickness, provided, however that an employee absent from work because of sickness shall have his/her case reviewed by a physician every six
(6) months, and his/her seniority shall terminate at the end of any such six (6) month period when the physician determines he/she is able physically to return to work and he/she refuses to do so. The physician designated herein shall be chosen by mutual agreement of the parties hereto or if no agreement can be reached, three physicians shall be named and each party shall eliminate one. The one physician remaining shall be designated as the determining physician.

      4. Fails after a layoff, to report within five (5) days after notice to report given by the Company by registered mail, addressed to employee's address as shown on company's records.


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      5. Overstays leave of absence unless prior to expiration of such leave employee requests and obtains an extension thereof.

      6. Is absent from work without reporting off for a period of two (2) consecutive working days, unless it is physically impossible to do so.

      (B) Absence due to injury while on duty shall not break continuous service and continuous service will accumulate, except for vacation entitlement until termination of the period for which statutory compensation is payable, provided that the employee returns to work as soon as he is physically able to do so.

      Section 9. The seniority rankings of employees in the Company Security Department can be posted on the Union's Bulletin Board.

      Section 10. PART-TIME EMPLOYEES

      Part-time employees may be employed at an hourly rate lower than full-time employees, provided that this shall not result in or result from the Employer's layoff of current full-time employees or the involuntary transfer of current full-time employees to part-time status.

      Qualified, as determined by the Company, part-time employees shall be given the opportunity to fill a full-time position when one is available prior to the hiring of a new employee. The employment date of the part-time employee will govern when qualifications are equal.


                                  ARTICLE XIII
                               GENERAL PROVISIONS

      Section 1. Any notice required or permitted by this Agreement to be given to an employee shall be given by registered mail addressed to the employee's last address as shown on the Company's personnel records. Any such notice shall be deemed to be completed by and at the time of mailing.


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      Section 2. It shall be the responsibility of each employee to furnish the
Company with accurate information as to his current address and as to his marital or dependency status and to notify the Company in writing of any changes therein. In no event shall the Company be held accountable for the failure of an employee to furnish such information or to give written notice of such change.

      Section 3. BULLETIN BOARDS

      A bulletin board shall be available to the Union for the purpose hereinafter set forth. Such notices and announcements shall not contain any political, controversial, or advertising matter and shall be restricted to:

      a.    Notices of meetings of the Union.

      b.    Notices of Union elections.

      c. Notices of Union educational, social and recreational notices of Union appointments to office and results of elections.

      d.    Notice of results of Union meetings.

      e. The Company will provide posted work schedules and Company memos that pertain to the Security Unit.

      Section 4. SAFETY AND HEALTH

      The Company and the Union cooperation the continuing objective to eliminate accidents and health hazards. The Company shall continue to make reasonable provisions for the safety and health of its employees at the Refinery during the hours of their employment. To this end the Union agrees to the Company's drug testing and the Employee Assistance Program.

      Section 5. Employees will be afforded the right to make trades in their work schedule as long as no overtime is involved in the trade.

      Section 6. Accidental death and dismemberment (AD&D) to be paid at $100,000.


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      Section 7. The Company will pay for one eye exam and up to $75 for glasses per year.


                                   ARTICLE XIV
                             UNIFORMS AND EQUIPMENT

      The Company will prescribe all items of uniforms and equipment and will furnish all such items, excluding footwear, with the understanding that the use of such items will be restricted to regular working hours; uniform issue may also be worn to and from work. The Company will be responsible for laundry, cleaning and/or maintaining uniforms and/or equipment in a neat presentable condition.


                                   ARTICLE XV
                                      WAGES

      Wage scales and increases are set forth in Appendix A, annexed to this Agreement and made a part hereof.


                                   ARTICLE XVI
                                    HOLIDAYS

      Section 1. Employees shall receive or be paid for the following holidays if actively employed at the time the holiday occurs:

                                 New Year's Day
                                   Good Friday
                               Last Monday in May
                                Independence Day
                                    Labor Day


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                                Thanksgiving Day
                           1-Half Day Before Christmas
                                  Christmas Day
             Three Personal Holidays (After One Year of Employment)

      Section 2. All employees who work on any paid holiday shall receive one and one-half (1-1/2) times their regular rate for the shift in addition to their straight-time pay.

      Section 3. All employees who do not work on a company holiday will be paid eight (8) hours for the holiday at their normal pay rate. Employees will receive holiday pay only for the calendar holiday.

      Section 4. Employees with twelve (12) months of perfect attendance will earn one (1) personal holidays. The twelve (12) month period will be a rolling year. If one day of work is missed, the time for the next year starts on the following calendar day.


                                  ARTICLE XVII
                                    VACATIONS

      Section 1. All employees accrue paid vacation. Vacation selections will start October 1 of each year for the following year's vacation and end on December 15. Vacations selections will be picked on a seniority basis. All vacations selections for the next year will be posted no later than January 1 of each year. A memo will be sent two (2) weeks prior to the employee picking vacation.

      Section 2. On the January 1 following the employee's first complete calendar year of service and on January 1 of subsequent years, an employee will accrue vacation to the following schedule:


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      Years of Continuous Service            Vacation Per Calendar Year
      ---------------------------            --------------------------
      1 year but less than 5 years                2 weeks and 1 day

      5 years but less than 10 years              3 weeks and 1 day

      10 years but less than 20 years             4 weeks and 1 day

      20 years but less than 30                   5 weeks and 1 day

      30 years and over                           6 weeks

      Section 3. Part-time employees accrue vacation on a pro-rata basis.

      Example: You have two (2) years of part-time service and regularly work 20 hours per week. You would accrue 40 hours (5 days) of vacation per calendar year.

      Section 4. Vacation days cannot be carried over from one calendar year to the next. Unused vacation days will be forfeited.

      Section 5. In determining vacation schedules, the supervisor will consider an employee's wishes as well as the staffing needs of the department. When conflicts arise in the requesting vacation time, they will be resolved by the supervisor.

      Section 6. An employee will take at least five days of vacation at a time up to the total accrued vacation for that year for personal use or emergencies. When it is necessary to use a vacation day or days for personal business or for an emergency; an employee shall notify the supervisor as far in advance as possible.

      Section 7. Should an employee terminate his/her employment with the company, an employee's vacation days will be prorated according to the number of full months an employee has worked form January 1 to an employee's termination date. If an employee has vacation days that were not used, he/she will receive pay for vacation in their final paycheck.


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      Section 8. An employee will be permitted to sell one (1) week of vacation back to the Company.


                                  ARTICLE XVIII
                                 CHRISTMAS BONUS

      A Christmas Bonus of 5% of each employee's earnings during the first 11 months of the year will be paid to all Security Department employees who are on the payroll as of November 30 of each year.


                                   ARTICLE XIX
                            LONG TERM DISABILITY PLAN

      The Company will provide the long-term disability plan, that is now in effect.


                                   ARTICLE XX
                                  FUNERAL LEAVE

      The Company will provide the Funeral Leave plan in effect now under the same terms and condition available to other employees for the term of this contract. Part-time employees will be paid for Funeral Leave only for the day of the funeral if they are scheduled to work on that day.


                                   ARTICLE XXI
                                    JURY DUTY

      An employee called to serve as a juror shall continue to receive his regular pay, plus his pay as a juror, for each day on jury duty. Proof from the Clerk of Courts must be secured indicating the number of days served.


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                                  ARTICLE XXII
                      HOSPITALIZATION AND DENTAL INSURANCE

      Section 1. The Company will provide hospitalization and medical coverage for full-time security employees and qualified dependents. Coverage will be the same as enjoyed by employees prior to ratification of the agreement.

      Section 2. The Company will provide dental benefits for full-time security employees and qualified dependents. Coverage will be the same as enjoyed by employees prior to ratification of this agreement.


                                  ARTICLE XXIII
                                 LIFE INSURANCE

      The Company will continue to provide life insurance for full-time security employees at a sum equal to one year's earnings plus provide sufficient flex credits to purchase an additional one-time earnings.


                                  ARTICLE XXIV
                                  SAVINGS PLAN

      The Company will continue to provide a savings plan 401(K), for full-time employees.


                                   ARTICLE XXV
                                  PENSION PLAN

      The Company will continue to provide a Pension Plan for full-time security employees. Pension will be estimated at the highest three (3) years of earnings and retirement at age 59 1/2 years.


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
                                  ARTICLE XXVI
                                   SHIFT BONUS

      All Company Security Department employees who are scheduled to commence work on the 4 to 12 and 12 to 8 shift shall receive the following premium for each shift that is worked from Sunday to Saturday:

            4 to 12 shift a premium of .40 cents per hour for each hour worked on that shift

            12 to 8 shift a premium of .65 per hour for each hour worked on that shift


                                  ARTICLE XXVII
                                   TERMINATION

      This Agreement shall be in full force and effect from 12:01 a.m. June 25, 1996 to and including 12:01 a.m. June 25, 1999 and shall continue from year to year thereafter unless written notice, by registered mail, or desire to cancel or terminate this agreement is served by either party upon the other at least sixty (60) days prior to the date of expiration.

      If notice is given by the Company it shall be addressed to:

            United Plant Guard Workers of America (UPGWA)
            Joseph B. Durbin - President
            Box 191
            Baden, PA 15005

            and if by the Union, to:

            UNITED REFINING COMPANY
            Attn: L.A. Loughlin
            15 Bradley Street
            Warren, PA 16365


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
      IN WITNESS WHEREOF, the parties by their duly authorized representatives have signed this Agreement the day and year first above written.

UNITED REFINING COMPANY                 International Union, United
                                        Plant Guard Workers of
/s/ Lawrence A. Loughlin                America (UPGWA)
- ------------------------------
Lawrence A. Loughlin                    By /s/ Kerry Lacey (J.B.D.)
Vice President                             ---------------------------------
Human Resources                         Kerry Lacey, Regional Director
                                        Local Union No. 502, UPGWA
/s/ Fred R. Lathwood
- ------------------------------          By /s/ Joseph B. Durbin
Fred R. Lathwood                           ---------------------------------
Corporate Director of Security          Joseph B. Durbin - President

                                        By /s/ Charles T. Rigner

                                        By /s/ Jon A. Young

                                        /s/ Gregory M. Bleech


                                       24